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                                                                     EXHIBIT 4.2

                                Irrevocable Proxy

Section 1. Grant of Proxy. The undersigned stockholder of The Concours Group, Inc., a Delaware corporation (the "Company"), hereby irrevocably appoints the Proxyholder, as defined in Section 5 below, the sole and exclusive proxy of the undersigned, with respect to the voting of all shares of stock of the Company currently owned by the undersigned, and any other shares of stock or other voting securities, of any class or series, of the Company or of any entity into or with which the Company may be merged or consolidated, that the undersigned may hereafter acquire by any means from the Company or from any other person or entity, including shares issued as stock dividends or pursuant to any recapitalization or reorganization, and shares issued in exchange for any such shares or voting securities in any merger, consolidation, reorganization, or transfer or exchange of assets, of the Company of any class or series, that the undersigned may at any time own or acquire (the "Shares").

Section 2. Other Proxies Revoked/Future Proxies Prohibited. Upon execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given. The undersigned will give no other proxy for the Shares, so long as this irrevocable proxy has not yet terminated.

Section 3. Senior Executive Officer Defined. The term "Senior Executive Officer" shall be any natural person, independent of their title, that serves in any of the following capacities with the Company:

            a.  The president; or

            b.  The chief executive officer; or

            c.  The principal financial officer; or

            d.  The chief operating officer; or

            e. Any officer of the Company in charge of a principal business unit or significant function of the Company.

Section 4. Revocability. This proxy is irrevocable, to the fullest extent permitted by law of the state of Delaware, as it is coupled with the Proxyholder's interest as a Senior Executive Officer of the Company.

Section 5. Proxyholder defined. The term "Proxyholder" in this proxy shall first apply to the "Original Proxyholder" defined in Section 6 below, and if he is ineligible , then to the serving "Successor Proxyholder" as defined in Section 7 below.

Section 6. Original Proxyholder. The "Original Proxyholder" shall be Dr. Ronald
P. Christman.

Section 7. Successor Proxyholder. Immediately upon the ineligibility, pursuant to Section 8 below, of the Original Proxyholder, Dr. Lynn Keehan, so long as she is still a Senior Executive Officer of the Company, shall be the Successor Proxyholder. If Dr. Lynn Keehan becomes ineligible to serve as Successor Proxyholder, then Dr. Nicholas Vitalari shall immediately become the Successor Proxyholder, so long as he is still a Senior Executive Officer of the Company. Upon Dr. Nicholas Vitalari's ineligibility to serve as Successor Proxyholder, this Irrevocable Proxy shall terminate.

Section 8. Eligibility of Proxyholder. The Original Proxyholder or the then-serving Successor Proxyholder shall retain their appointment until the occurrence of any of the following events:

          a. the cessation, by reason of removal or resignation, of their duties as a Senior Executive Officer of the Company; or


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          b.   their failure, on account of illness or injury, to perform their duties as a Senior Executive Officer of the Company, where such failure persists for a period of ninety (90) consecutive days or for any ninety (90) non-consecutive days out of any period of one hundred twenty (120) consecutive days; or

          c. their legal incapacity, as determined by a final, non-appealable order by a court of competent jurisdiction; or

          d.   their death; or

          e.   their conviction of the commission of a felony; or

          f.   any attempted assignment, transfer or conveyance of the proxy.

Section 9. Powers. This Irrevocable Proxy empowers the Original Proxyholder or the then-serving Successor Proxyholder at any time prior to the termination of this Irrevocable Proxy to exercise all voting rights in person or by proxy (including, without limitation, the power to execute and deliver written consents with respect to the Shares or to vote by ballot or by proxy at any annual or special meeting of stockholders of the Company) of the undersigned at every annual, special or adjourned meeting of the Company's stockholders, and in every written consent in lieu of such a meeting, or otherwise. This Irrevocable Proxy shall not affect or in any way restrict the decisions of the undersigned to hold or to sell the subject shares.

Section 10. Termination. Unless terminated earlier pursuant to Section 7 above, this Irrevocable Proxy shall terminate upon the third anniversary of the effective date of the initial registration statement of the Company filed under the Securities Act of 1933 (as amended), in connection with its first public offering of securities, or upon the earlier sale of the shares or a portion thereof, in which event this Irrevocable Proxy shall no longer cover the Shares or portion thereof which are sold.

EXECUTED AND EFFECTIVE ___________________, 2000


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                                            (First Name)   (Last Name)


                                                (Number of Shares)
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                                            Number of Shares Owned

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                                            Social Security Number

                                            Business Telephone:
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                                            Home Telephone:
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                                            Residence Address:

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